UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

EZRAIDER CO.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

1303 Central Ave S, Unit D Kent, WA (Address of principal executive offices)	98032 (Zip Code)

Registrant’s telephone number, including area code: (833) 724-3378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 14, 2022, EZRaider Co., a Florida corporation (the “Company”), changed the Company’s fiscal year end from February 28/29 to December 31, to be effective immediately. The change to the Company’s fiscal year end was approved by unanimous written consent of the Company’s board of directors, as authorized by Section 6.5 of the Company’s Bylaws.

The change to the Company’s fiscal year end was made primarily to align the Company’s fiscal year end with that of its wholly-owned operating subsidiary, EZRaider Global, Inc., for SEC reporting and other purposes. The Company expects to make the fiscal year end change on a prospective basis and will not adjust operating results for prior periods. The report covering the transition period will be filed by the Company on Form 10-KT for the period ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZRAIDER CO.

Date: February 14, 2022	By:	/s/ Moshe Azarzar
Moshe Azarzar
Chief Executive Officer